LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

                       AMERICAN TISSUE MILLS OF NEENAH LLC


This Limited Liability Company Operating Agreement ("Agreement") is made as of the 6th day of August 1996, by and among Nourollah Elghanayan, having an address at 135 Engineers Road, Hauppauge, NY 11788, Victoria Elghanayan, having an address at 135 Engineers Road, Hauppauge, NY 11788 and Jeffrey Elghanayan, having an address at 2481 Monaco Drive, Laguna Beach, CA 92651-1006, Mehdi Gabayzadeh, having an address at 135 Engineers Road, Hauppauge, NY 11788, Mehdi Gabayzadeh and Joseph Neissany, as trustees of the John Gabayzadeh Trust, having an address at 135 Engineers Road, Hauppauge, NY 11788, Mehdi Gabayzadeh and Joseph Neissany, as trustees of the Diane Gabayzadeh Trust, having an address at 135 Engineers Road, Hauppauge, NY 11788, Mehdi Gabayzadeh and Joseph Neissany, as trustees of the Deborah Gabayzadeh Trust, having an address at 135 Engineers Road, Hauppauge, NY 11788.

                              W I T N E S S E T H:


Whereas, the parties hereto propose to form a limited liability company for the purposes of, among other things, purchasing, holding, managing, operating and improving a certain paper mill ("Mill"), together with all real and personal property, situated in Neenah, Wisconsin; and

Whereas, the limited liability company will own the Mill and will manage and operate the Mill as hereinafter provided.

Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                          ARTICLE 1 - COMPANY FORMATION

1.1 Formation. The parties hereby form a limited liability company (the "Company") pursuant to the provisions of the New York Limited Liability Company Act as currently in effect (the


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"Act") and upon the terms and conditions set forth in this Agreement. The name of the Company shall be American Tissue Mills of Neenah LLC and all business of the Company shall be conducted in that name. Nourollah Elghanayan has acted as an organizer to form the Company and has caused the Articles of Organization ("Articles") to be filed or recorded in the appropriate public office(s) as may be required by the Act and shall thereafter do and continue to do all other things as may be required to perfect and maintain the Company as a limited liability company under the State of New York. "Person" shall mean any person, corporation, governmental authority, limited liability company, partnership, trust, unincorporated association or other entity.

1.2 Purposes. The purpose of the Company is to (i) own, hold, manage, maintain, mortgage, hypothecate, encumber, lease, develop, improve, alter, remodel, expand and otherwise operate the Mill, together with all personal and real property,
(ii) engage in any and all business activities and transactions reasonably necessary and incidental to the purposes of the Company, including obtaining financing and refinancing, leasing, selling, exchanging and transferring all or any part of the Mill; and (iii) engage in any other lawful act or activity for which a limited liability company may be formed under the Act.

1.3 Title. Title to, and all rights and interests of the Company in and to, its assets including, without limitation, the Mill and all contracts, leases, rights, insurance policies and other documents relating thereto, shall be in the name of and owned by the Company and no Member shall have any ownership interest in such property in such Member's individual name or right and each Member's interest in the Company shall be personal property for all purposes. The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of any Member.

1.4 Principal Offices. The principal place of business of the Company shall be located at 135 Engineers Road, Hauppauge, New York or at such other location as may be determined by the Managers (as hereinafter defined) from time to time.

1.5 Term. The term of the Company shall commence from the date of the filing of the Articles with the Secretary of State and shall continue until December 31, 2026, unless sooner terminated in accordance with the provisions of this Agreement or the Act.

1.6 Agent. The Secretary of State of New York is hereby designated as the agent of the Company.


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                        ARTICLE 2 - CAPITAL CONTRIBUTIONS

2.1 Members. The names, addresses, initial Capital Contributions, date of admission to the Company and Membership Interests allocated to each of the Members are set forth on Exhibit "A" hereto and are incorporated by reference herein. For purposes of this Agreement: (i) "Member" shall mean each Person who or which executes a counterpart of this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement; (ii) "Capital Contribution" shall mean, with respect to any Member, any contribution by a Member to the capital of the Company in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services; and (iii) "Membership Interest" shall mean with respect to the Company, the value of all Capital Contributions and with respect to any Member, the ratio of the value of the Capital Contribution of such Member to the aggregate value of all Capital Contributions.

2.2 Capital Accounts. There shall be established for each Member, as of the date hereof, a capital account to which will be credited an amount equal to such Member's Capital Contributions to the Company. The capital account of any Member whose interest in the Company is increased by means of a transfer to such Member of all or part of the interest of another Member, shall be appropriately adjusted to reflect such transfer. From time to time, each Member's share of gain, income, losses and distributions shall be credited or charged, as the case may be, to such Member's capital account. Each Member's capital account will be created and maintained consistent with tax accounting and other principles set forth in Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or its counterpart in any subsequently enacted code and Treasury Regulation Section 1.704-1(b) promulgated thereunder and shall be interpreted and applied in a manner consistent with such Regulation. If, at any time, the Company shall suffer a loss as a result of which the capital account of any Member shall be a negative amount, such loss shall be carried as a charge against that Member's capital account, and that Member's share of subsequent profits of the Partnership shall be applied to restore such capital account deficit. Immediately following the transfer of any interest in the Company, the capital account of the transferee Member shall be equal to the capital account of the transferor Member attributable to the transferred interest. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes taking into account any adjustments required pursuant to Code Section 704(b) and the applicable regulations promulgated thereunder. If, in the opinion of the Managers, the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Code Section 704(b), then the method in which capital accounts are maintained shall be so modified;



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provided, however, that any change in the manner of maintaining capital accounts shall not materially alter the economic agreement between or among the Members. Except as otherwise required in the Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a capital account.

2.3 Additional Capital Contributions. Additional capital contributions shall be made by the Members in proportion to their Membership Interests as agreed to by the Members from time to time.

2.4 Loans. If any Member shall, with the approval of the Managers, provide funds to the Company other than as a contribution to the capital of the Company, such funds shall be treated as a loan, and shall not enlarge such lending Member's Membership interest in the Company, but shall be a debt due from the Company to such Member. No Member shall be obligated to lend any funds to the Company.

2.5 Other Matters.

     (a) Except as otherwise provided in this Agreement, no Member shall demand or receive a return of his, her or its Capital Contributions or withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

     (b) No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for profits, losses or distributions; however, the provisions hereof shall not apply to loan or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

     (c) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its capital account or for services rendered on behalf of the Company or otherwise in its capacity as Member, except as otherwise provided in this Agreement.

     (d) Except as otherwise provided in this Agreement, no Person shall be admitted to the Company as a Member without the unanimous written consent of the Members.


                             ARTICLE 3 - ALLOCATIONS

3.1 Definitions. The following terms shall have the following meanings for purposes of this Article 3:

"Profits" and "Losses" as used herein shall mean the amount of the Company's profits and losses, for each fiscal year of the Company, determined in accordance with Code Section 703(a) (for

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this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Article 3 shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this
Article 3 shall be subtracted from such taxable income or loss; (iii) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and (iv) notwithstanding any other provision of this Article 3, any items which are specially allocated pursuant to Article 3 hereof shall not be taken into account in computing Profits or Losses.

3.2 Allocations. After giving effect to the special allocations set forth in
Section 3.3 below, Profits and Losses of the Company, including gains and losses attributable to the sale or other disposition of all or any portion of the Company property, shall be allocated or borne, as the case may be, by the Members in accordance with their Membership Interests.

3.3 Special Allocations. Notwithstanding any provision of this Agreement to the contrary, the following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain as defined in Regulations Sections 1.704-2(b)(2) and 1.704-2(d) during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-1(f) of the Regulations and shall be interpreted consistently therewith.



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     (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section
1.704-1(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain determined in accordance with Regulation Section 1.704-2(i)(3) attributable to a Partner Nonrecourse Debt as defined in Regulation Section 1.704-2(b)(4) during any fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

     (c) Nonrecourse Deductions. Nonrecourse Deductions as defined in Regulation
Section 1.704-2(b)(1) for any fiscal year shall be specially allocated among the Members in proportion to their Membership Interests.

     (d) Member Nonrecourse Deductions. Any Partner Nonrecourse Deductions as defined in Regulation Sections 1.704- 2(i)(1) and 1.704-2(i)(2) for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

     (e) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining capital accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv) (m)(2) applies, or to the Members to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (f) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss or deduction


                                       -6-

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realized as a direct or indirect result of the issuance of an interest in the
Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d) and 3.3(e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article 3 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to
Section 3.1. In exercising their discretion under this Section 3.4, the Managers shall take into account future Regulatory Allocations under Section 3.3(a) and
Section 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(c) and Section 3.3(d).

3.5 Other Allocation Rules.

     (a) The Members are aware of the income tax consequences of the allocations made by this Article 3 and hereby agree to be bound by the provisions of this
Article 3 in reporting their shares of Company income and loss for income tax purposes.

     (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code Section 706 and the Regulations thereunder.

     (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Membership Interests.

     (d) To the extent permitted by Section 1.704-2(b)(3) of the Regulations, the Managers shall endeavor not to treat distributions of Cash Flow (as hereinafter defined) as having been made from the proceeds of a Nonrecourse Liability as defined



                                       -7-

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in Regulation Section 1.704-2(b)(3) or a Partner
Nonrecourse Debt.

3.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial value pursuant to Section 2.1 hereof.


                            ARTICLE 4 - DISTRIBUTIONS

4.1 Definitions. The term "Cash Flow" as used herein shall mean, for any period, an amount equal to the total cash receipts received by the Company (other than funds received as capital contributions of the Members under the terms of this Agreement) including, without limitation, net proceeds from the sale, exchange or other disposition of Company property and from any other extraordinary event, such as an insured casualty or condemnation, for that period, less the sum of
(i) principal and interest payments made during that period on any indebtedness of the Company (other than loans by the Members) (except to the extent that the amounts thereof were reserved against and funded from such reserves), (ii) any net additions to the reserves of the Company that the Managers may deem necessary for any contingent or contested liabilities of the Company and any liquidated liabilities of the Company which are not yet due and payable; provided, however, that (x) any funds so reserved shall be deposited in a segregated account (bearing interest, if feasible) with a bank or trust company designated by the Managers or otherwise invested in a manner to be designated by the Managers and (y) at the expiration of such period as the Managers shall deem advisable, any such funds not so disbursed shall be distributed among the Members as provided below, and (iii) any other cash payments (except distributions to the Members and payments taken out of the aforementioned reserves) made or escrows established during that period which are required in connection with the Premises (except escrows funded by borrowings).

4.2 Distribution of Cash Flow. Cash Flow for each fiscal year shall be distributed among the Members in accordance with their respective Membership Interests.

4.3 Payment of Cash Flow. Cash Flow shall be paid in cash on a monthly basis, within 10 days after the end of each calendar month, provided, however, that notwithstanding the provision for monthly payments, all distributions of Cash Flow ultimately shall be determined on an annual basis and any over-distribution of Cash Flow to a Member shall be repaid by that Member promptly after receipt of a written notice from the Managers requesting repayment and setting forth the calculation of the repayment due.


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4.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 4 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate such amounts to the Members with respect to which such amount was withheld. The Company may offset all amounts owing to the Company by a Member against any distribution to be made to such Member. No distribution shall be declared and paid unless after such distribution is made the assets of the Company are in excess of the liabilities of the Company.


                             ARTICLE 5 - ACCOUNTING

5.1 Accounting Period. All Company books and records shall be kept on a fiscal basis, except that the final accounting period shall end on the date of the sale of the Mill. All references herein to "fiscal year" or "taxable year" shall be considered references to the annual accounting period ending each September 30th, except that the first and last of such periods may consist of less than twelve (12) months.

5.2 Books of Account. The Managers shall keep and maintain complete and accurate books, records and accounts of the Company. Such books shall be kept on a fiscal year basis using the accrual method of accounting, and shall be closed and balanced at the end of each fiscal year. Books and records shall be kept in accordance with generally accepted accounting principles, consistently applied. An accounting of all items of receipts, income, gains, credits, costs, expenses and losses arising out of or resulting from the ownership and leasing and the operation of the Company's assets shall be made by the Managers annually as of September 30th of each year and upon termination of this Agreement.

5.3 Inspections. All books, records and accounts of the Company, together with executed copies of this Agreement, all instruments governing any indebtedness of the Company and any amendments to any of those documents, shall be kept at all times at the principal office of the Managers. The Managers shall maintain such books and records and collect all Company income and (solely from such income and the proceeds of any financing thereof) pay the expenses thereof, and make distributions to the Members as provided herein. The Members and their respective duly authorized representatives shall have the right to examine such books, records, accounts and documents at any and all reasonable times and to make copies or extracts therefrom.

5.4 Bank Accounts. The Managers shall maintain one or more accounts in such banks which shall be designated by the Managers,


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which accounts shall be used for the payment of the disbursements properly chargeable to the Company and in which shall be deposited all cash receipts of the Company. All amounts required by this Article 5 to be deposited in those accounts shall be and remain the property of the Company and shall be received, held and disbursed by the Managers only for the purposes herein specified. There shall not be deposited into those accounts any funds other than Company funds. Withdrawals shall be made from those accounts only for the purpose of making payment of Company expenditures and distributions herein authorized, and only by the Managers.

5.5 Reports. The Managers shall be responsible for the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. Annual statements shall be reviewed by the Company's accountants. The Members shall be provided by the Managers with the following:

     (i) within sixty (60) days after the end of each calendar year, a copy of the proposed United States federal information tax return for the Company and each such Member's Form K-1, which proposed return and form shall be subject to the approval of the Members; and

     (ii) within ninety (90) days after the end of each calendar year, a copy of any United States federal, state and local income tax returns required to be filed by the Company.

The Managers shall cause the Company's accountants to prepare all income and other tax returns of the Company and shall cause the same to be filed in a timely manner. The Managers shall furnish to each Member a copy of each such return, together with any schedules or other information which each Member may reasonably require in connection with such Member's own tax affairs. Each Member shall furnish to the Managers all pertinent information relating to the Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. The Company shall make the following elections on the appropriate tax returns:

     (i) To adopt September 30th as the Fiscal Year;

     (ii) To adopt the accrual method of accounting and keep the Company's books and records on the basis of such method;

     (iii) To elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty months as permitted by Section 709(b) of the Code; and



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

     (iv) Any other election that the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

5.6 Special Basis Adjustment. In connection with any permitted transfer of a Membership Interest, the Managers shall cause the Company, at the written request of the transferor or the transferee, on behalf of the Company and at the time and in the manner provided in Regulations Section 1.754(b), to make an election to adjust the transferee's basis of the Company's property in the manner provided in Sections 734(b) and 743(b) of the Code, and such transferee shall pay all costs incurred by the Company in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees. In addition, if a distribution as described in Section 734 of the Code occurs, upon the request of any Member, the Managers shall cause the Company to elect to adjust the basis of the Company's property pursuant to Section 754 of the Code.

5.7 Tax Matters Member. Nourollan Elghanayan is hereby designated to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law.

                             ARTICLE 6 - MANAGEMENT

6.1 Management. The overall management and control of the business and affairs of the Company shall be vested in the Managers, elected by the vote or written consent of at least a majority of all Membership Interests. During the term of this Agreement, each Member shall vote his, her or its Membership Interest to provide for the election and maintenance of Nourollah Elghanayan and Mehdi Gabayzadeh as the Managers. The Managers shall have full responsibility and exclusive discretion in the management and control of the business and affairs of the Company and shall make all decisions relating thereto. Except as otherwise expressly set forth in this Agreement, the Managers (acting for and on behalf of the Company), in extension and not in limitation of the rights and powers given by this Article or by the other provisions of this Agreement shall, in their sole discretion, have the full and absolute right, power and authority in the management of the Company business to do any and all things necessary to effectuate the purposes of the Company including, without limitation, the right, power and authority to:

     (i) execute any agreement, contract, document, certifications and other instruments which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company and/or the management, maintenance and operation of the Mill;



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

     (ii) employ and dismiss from employment consultants, managers and accountants;

     (iii) acquire by purchase, lease or otherwise any property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

     (iv) sell, lease or otherwise dispose of Company property;

     (v) open bank accounts and otherwise invest the funds of the Company;

     (vi) purchase insurance on the business and assets of the Company;

     (vii) bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Company;

     (viii) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company and secure the same by mortgage, pledge or other lien on Company property;

     (ix) establish reasonable reserves from income derived from the Company's operation;

     (x) perform or cause to be performed all of the Company's obligations under any agreement to which the Company is a party;

     (xi) engage architects, engineers and contractors, mechanics or materialmen to effect repairs and improvements at the Mill;

     (xii) maintain the books of account of the Company; and

     (xiii) take, or refrain from taking, all actions not proscribed or limited by this Agreement as may be necessary or appropriate to accomplish the purposes of the Company.

Unless authorized to do so by the Managers, no Person shall have any power or authority to bind the Company.

6.2 Restrictions on Powers. Notwithstanding anything to the contrary contained herein, the Managers shall not, without the unanimous written consent of the Members take any action which under the Act or this Agreement is prohibited or requires the consent of the Members.

6.3 Duties. The Managers shall manage the affairs of the Company in good faith and in a prudent and businesslike manner and shall be under a fiduciary duty to conduct the affairs of the


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

Company in the best interests of the Company and the Members, and shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company. All decisions made for and on behalf of the Company by the Managers shall be binding upon the Company. The Managers shall devote such time, effort and personnel to the Company affairs as is necessary for the conduct thereof; provided, however, it is understood and agreed that the Managers and/or their affiliates may be interested, directly or indirectly, in various other businesses and undertakings and, subject to the fulfillment of their obligations under this Agreement, the Managers shall not be required to devote their entire time to the business of the Company and shall not be restricted in any manner from participating in other businesses or activities. In carrying out their obligations, the Managers shall:

     (i) render periodic reports to the Members with respect to the operations of the Company on at least a semi-annual basis;

     (ii) on or before March 1st of every year, mail to all persons who were Members at any time during the Company's prior fiscal year an annual certified report of the Company, including all necessary tax information, a report of a firm of independent certified public accountants containing certified financial statements, and any other information regarding the Company and its operations during the prior fiscal year reasonably deemed by the Managers to be material;

     (iii) obtain and maintain such casualty insurance and such public liability and other insurance as may be available and as they deem necessary or appropriate; and

     (iv) perform all such other acts required to be performed pursuant to the Act and the terms of this Agreement.

6.4 Liabilities of Managers. In carrying out their duties hereunder, the Managers shall not be liable to the Company or to any other Member for any actions taken in good faith and reasonably believed to be in the best interests of the Company, or for errors of judgment, but shall be liable for any damage or loss sustained by the Company or any Member due to the willful misconduct, gross negligence, breach of the Managers' fiduciary duties and/or breach of this Agreement. The Managers do not in any way guaranty the return of any Capital Contribution to a Member or a profit for the Members from the operations of the Company.

6.5 Compensation/Reimbursement of Managers. The Managers, as such, shall not receive any compensation for services rendered by them to the Company except as may be expressly agreed to in writing by the Members, but shall be reimbursed for their out-of-pocket expenses reasonably incurred on behalf of and for the benefit of the Company, including legal, audit, accounting, brokerage and other fees, insurance costs and the costs of preparation and dissemination of reports required to be furnished to the Members for investor tax reporting or other purposes, or which reports the Managers deem the furnishing thereof to be in the best interests of the Company.

6.6 Reliance on Act of Managers. No financial institution or any other person, firm or corporation dealing with the Managers or the Company shall be required to ascertain whether the Managers are acting in accordance with this Agreement, but such financial institution or such other persons, firm or corporation shall be protected in relying solely upon the deed, transfer or assurance of and the execution of such instrument or instruments by the Managers.

6.7 Delegation of Duties of the Managers. The Managers shall have the right at any time, and from time to time, to delegate all or a portion of their duties as Managers of the Company to any person, firm or entity; provided, however, that the Company shall in no event incur any additional expense as a result of such delegation, and further provided that the Managers shall at all times be and remain liable to the Company for the performance of their duties as Managers of the Company. In that regard, the Managers shall not enter into any transaction or agreement with any affiliate of the Managers in connection with which any such person or entity shall receive, directly or indirectly, a fee or other form of compensation from the Company, except as may be specifically authorized by the Members.

6.8 Resignation; Removal; Vacancies. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member. Any Manager may be removed or replaced with or without cause by the vote or written consent of a majority of Membership Interests. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of such Member. Any vacancy occurring for any reason in the number of Managers may be filled by the vote or written consent of a majority of the remaining Managers then in office; provided, however, that if there are no remaining Managers, each vacancy shall be filled by the vote or written consent of a majority of the Membership Interests. A Manager elected to fill a vacancy shall be elected for the unexpired term of the Manager's predecessor in office and shall hold office until the expiration of such term and until the Manager's successor has been elected and qualified. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until a successor has been elected and qualified.

6.9 Officers. The Managers may designate one or more individuals as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Managers. Any officer may be removed by the Managers at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Managers. The Managers and Members hereby designate that the drawing, endorsing and making of all checks and other commercial paper of the Company, and the transaction of all business of the Company with its banks, shall be by Nourollah Elghanayan, Mehdi Gabayzadeh, James Mehdizadeh or Robert Mehdizadeh, any two signing jointly.

                         ARTICLE 7 - MEETING OF MEMBERS

7.1 Annual Meeting of Members. A meeting of the Members shall be held annually, for the purpose of the transaction of any business as may come before such meeting, on such date in each year as may be determined by the vote or written consent of the Membership Interests.

7.2 Special Meetings of Members. Special meetings of the Members may be called by the Managers or by any Member holding not less than twenty-five (25%) percent of the Membership Interests. Such request shall state the purpose or purposes of the proposed meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

7.3 Place of Meetings. Meetings of Members shall be held at such place, within or without the State of New York, as may be designated in any notice of such meeting. If no place is so designated, such meetings shall be held at the office of the Company in the State of New York.

7.4 Notice of Meetings. Notice of each meeting of Members shall be given in writing no less than ten and no more than sixty days prior to the date of the meeting and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

7.5 Waiver of Notice. Notice of meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.6 Qualification of Voters. Unless otherwise provided in the Articles every Member of record shall be entitled at every meeting of Members to vote the Membership Interest standing in his name on the record of Members. Membership Interests held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such interests into his name. Membership Interests held by a trustee may be voted by him, either in person or by proxy, only after the Membership Interests have been transferred into his name as trustee or into the name of his nominee. Membership Interests standing in the name of a domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine. A Member shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

7.7 Quorum of Members. The holders of a majority of the Membership Interests entitled to vote thereat shall constitute a quorum at a meeting of Members for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Members. The Members who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

7.8 Proxies. Every Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Member who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Managers.

7.9 Vote or Consent of Members. Whenever Members are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding Membership Interests entitled to vote thereon. Written consent thus given by the holders of all outstanding Membership Interests entitled to vote shall have the same effect as a unanimous vote of Members.

7.10 Fixing Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Members entitled to receive payment of any distribution or the allotment of any rights, or for the purpose of any other action, the Managers may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more then fifty (50) days prior to any other action. When a determination of Members of record entitled to notice of or to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Managers fix a new record date for the adjourned meeting. A list of Members as of the record date shall be produced at any meeting of Members upon the request thereat or prior thereto of any Member.

7.11 Restrictions on Members and Managers. Notwithstanding anything to the contrary in this Agreement, neither the Managers nor any Member shall have the authority to, and covenants and agrees that he, she or it shall not, perform or authorize any of the following acts on behalf of the Company without the unanimous approval of the Members:

     (i) Admit a new Member to the Company except as provided in this Agreement;

     (ii) Perform any act in contravention of this Agreement or which would make it impossible or unreasonably burdensome to carry on the business of the Company;

     (iii) Confess a judgment against the Company;

     (iv) Possess any property of the Company, or assign the rights of the Company in any of its property for other than the exclusive benefit of the Company or commingle the funds of the Company with the funds of any other Person; or

     (v) Cause the Company to take any action that would cause a Bankruptcy (as such term is hereinafter defined) of the Company. "Bankruptcy" shall mean the inability of the Company generally to pay its debts as such debts become due, or an admission in writing by the Company of its inability to pay its debts generally or a general assignment by the Company for the benefit of creditors; the filing of any petition or answer by the Company seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for the Company or for any substantial part of its property; or action taken by the Company to authorize any of the actions set forth above.

7.12 Liability of Members. The liability of the Members shall be limited as provided under the laws of the Act. Members that are not Managers shall take no part whatever in the control, management, direction or operation of the Company's affairs and shall have no power to bind the Company. The Managers may from time to time seek advice from the Members, but need not accept such advice, and at all times the Managers shall have the exclusive right to control and manage the Company. No Member shall be an agent of any other Member of the Company solely by reason of being a Member.

                           ARTICLE 8 - INDEMNIFICATION


8.1 Indemnification. The Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of the Company's property) shall indemnify, save harmless, and pay all judgments and claims against each Member and each Manager, and any officers, directors or partners of any such Member or Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Member or Manager, officer, director or partner in connection with the business of the Company, including reasonable attorneys' fees, court costs and disbursements incurred by such Member or Manager, officer, director or partner in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, and otherwise to the maximum extent permitted by the Act.

8.2 Limitations. Notwithstanding anything to the contrary in Section 8.1 above, no Member or Manager shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence. If any provision of this Article 8 is judicially determined to be invalid in whole or in part, then such provision shall be deemed deleted and the balance of the Article shall be enforced to the maximum extent permitted by law.

                       ARTICLE 9 - TRANSFERS OF INTERESTS

9.1 Restrictions on Transfers. No Member shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or dispose of all or any portion of his, her or its Membership Interest or any rights therein without the unanimous written consent of the Members, other than the transferring Member, and any attempted disposition shall be ineffective to transfer such interest. Each Member hereby acknowledges the reasonableness of the restrictions on transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on transfer contained herein shall be specifically enforceable. If a Membership Interest of a Member shall, with the consent of the Members, be transferred pursuant to this Section, the transferee shall become the assignee of the Member's Membership Interest in the Company, provided such assignment shall be by instrument in form and substance reasonably satisfactory to the Members (which instrument shall contain a statement by the assignee of his, her or its adoption and assumption of all of the applicable terms of this Agreement, as same may be amended); provided, however, nothing contained in this Article 9 shall prevent any Member from transferring all or part of his, her or its Membership Interest in the Company (x) by way of will or intestacy, or inter vivos gift or trust, to or for the benefit of members of the Member's immediate family, or (y) to a partnership, corporation or other entity, all of the outstanding interests of which entity are owned (of record and beneficially) by such Member and/or a permitted transferee, (each of (x) and (y) being referred to as a "Permitted Transfer").

9.2 Transfers. As of the effective date of any permitted transfer, such transferor Member's rights and obligations hereunder shall terminate except as to items accrued as of such date. Any person or entity who acquires, in any manner whatsoever, any Membership Interest in the Company from a Member shall not thereby become a Member unless all of the following conditions shall have been complied with:

     (i) such person or entity shall expressly assume and agree to be bound by all of the applicable terms and conditions of this Agreement;

     (ii) the transfer of a Membership Interest in the Company to such person or entity shall not violate any provisions of any indebtedness of the Company, or of any other agreement which affects the Company;

     (iii) such person or entity shall have the legal right, power and capacity to hold the Membership Interest in the Company;

     (iv) the Managers shall receive such evidence and confirmation with respect to the foregoing as it shall reasonably request; and

     (v) the transfer shall be permitted by this Article.

Upon compliance with all of the conditions and provisions hereof, the Managers shall execute and deliver such amendments and certificates as shall be necessary to constitute such person or entity a Member hereunder.

9.3 Distribution Among Members. If a transfer of a Membership Interest in the Company occurs pursuant to this Article 9 during any Fiscal Year, then Profits, Losses, each item thereof and all other items attributable to such Membership Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the

Managers. All distributions on or before the date of a transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize a transfer not later than the end of the calendar month during which it is given notice stating the date such Membership Interest was transferred and such other information as the Managers may reasonably require. Without waiving the Company's or nontransferring Members' remedies hereunder, if a transfer is not a transfer permitted pursuant to this Agreement, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, on the last day of the Fiscal Year during which the transfer occurs, was the owner of the Membership Interest. The Company shall incur no liability for making allocations and distributions in accordance with the provisions of this Article, whether or not the Company has knowledge of any transfer of ownership of any Membership Interest in the Company.


                      ARTICLE 10 - WITHDRAWALS; ACTION FOR
                     PARTITION; BILL FOR COMPANY ACCOUNTING

10.1 Waiver of Partition. No Member shall, either directly or indirectly, take any action to require partition or appraisal of the Company or of any of its assets or cause the sale of any Company property, and notwithstanding any provisions of applicable law to the contrary, each Member (and its legal representatives, successors or assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to his, her or its Membership Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement.

10.2 Covenant Not to Withdraw or Dissolve. Notwithstanding any provision of the Act, each Member hereby acknowledges that the Members have entered into this Agreement based on their mutual expectation that the Members will continue as Members. Except as otherwise expressly required or permitted by or pursuant to this Agreement, each Member hereby covenants that he, she or it shall not, without the unanimous consent of the Members, (a) take any action that would cause a Bankruptcy of such Member, (b) withdraw or attempt to withdraw from the Company, (c) exercise any power under the Act to dissolve the Company, (d) transfer all or any portion of his, her or its Membership Interest in the Company, (e) petition for judicial dissolution of the Company, (g) demand a return of such Member's contributions or profits (or a bond or other security for the return of such contributions or profits) or (h) take any action to file a certificate of dissolution or its equivalent with respect to itself.

                         ARTICLE 11 - EVENTS OF DEFAULT

11.1 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

     (a) any Member shall default in the performance of any material term or provision of this Agreement applicable to him, her or it and such default shall continue for more than thirty (30) days after written notice thereof from any other Member, or if such default cannot reasonably be cured within thirty (30) days, such Member shall fail to commence to cure within such period and diligently pursue same to completion; or

     (b) any Member shall fail to satisfy any material condition of this Agreement applicable to him, her or it, and such failure shall continue for more than thirty (30) days after written notice thereof from any other Member, or if such condition cannot reasonably be satisfied within thirty (30) days, such Member shall fail to commence to cure within such period and diligently pursue same to completion.

11.2 If an Event of Default has occurred and is continuing, in addition to all other remedies available at law, in equity and hereunder, the Members who shall not be in default (the "nondefaulting Members") shall have the right, exercisable by notice to the defaulting Member, to purchase their pro-rata share of the defaulting Member's Membership Interest in the Company. The purchase price shall be the fair market value of the defaulting Member's Membership Interest as of the date of the notice of election to purchase such interest, taking into account the existence of such default and the actual damages suffered by the nondefaulting Members, the status of the Company at such time, and any losses incurred as a result of the default. As soon as is practicable, the fair market value of the defaulting Member's Membership Interest shall be determined by agreement of the participating Members, provided, however, if agreement is not reached within twenty (20) days of the giving of the Exercise Notice, the fair market value of the defaulting Member's Membership Interest shall be determined by three appraisers, all of whom shall be Members of the American Institute of Real Estate Appraisers. Within ten (10) days after the expiration of the aforesaid 20-day period, the participating Members shall give notice to the other(s) specifying the name and address of an appraiser. If only two appraisers are so chosen, the two appraisers shall meet within ten (10) days after their designation and shall together appoint a third appraiser ("Appointee") within such ten day period. A majority of the appraisers shall determine the fair market value of the defaulting Member's Membership Interest as of the date of the Exercise Notice. Such determination of fair market value shall be final and binding on all parties. Each Member shall pay the fees and expenses of its own appraiser, except that in the event an Appointee is required, the fees and expenses of the Appointee shall be paid jointly by the participating Members. The purchase price for the defaulting Member's Membership Interest shall be paid, and the closing of such purchase shall take place, in accordance with this section. If more than one Member exercises such buy-out rights, each such Member shall be entitled to acquire the portion of the defaulting Member's Membership Interest which bears the same proportion as the purchasing

Members' Membership Interest bears to the aggregate Membership Interests of the Members participating in the transaction. The payment of the purchase price, and the closing of the purchase, shall be in accordance with the following provisions.

The purchase price shall be payable by the purchasing Member(s) to the defaulting Member as follows: ten (10%) percent of the purchase price in cash or by official bank check or certified check of the purchaser delivered at closing, and the balance shall be paid in twenty (20) equal, consecutive quarterly installments, commencing on the first day of the calendar quarter immediately following the actual date of closing, evidenced by a non-negotiable promissory note made by the purchaser payable to defaulting Member. The closing of the sale shall be held at the office of the Company, unless otherwise mutually agreed, on a mutually acceptable date not more than sixty (60) days after the receipt by the defaulting Member of the Notice. The defaulting Member shall transfer the Membership Interest free and clear of any liens, encumbrances or any interests of any third party and shall execute or cause to be executed any and all documents reasonably required to fully transfer such interest to the purchasing Members. Any monetary default by the defaulting Member under this Agreement must be cured out of the proceeds from such sale at the closing and any interest and principal owing on any outstanding loans made by the defaulting Member must be paid in full. Following the date of closing, the defaulting Member shall have no further rights to any distributions of Cash Flow or other distributions attributable and allocable to the period from and after the closing, and all such rights shall vest in the purchasing Members.

                     ARTICLE 12 - DISSOLUTION AND WINDING UP

12.1 Liquidating Events. The Company shall be terminated and dissolved and shall commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

     (i) upon the expiration of the term of the Company on December 31, 2026;

     (ii) the happening of any event that makes it unlawful or impossible to carry on the business of the Company;

     (iii) upon the sale, disposition or condemnation of all or substantially all of the assets of the Company and the collection and distribution of any proceeds thereof;

     (iv) the Bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member or the occurrence of any other event that terminates the continued membership of any Member, unless within one hundred eighty (180) days after such event the Company is continued by the vote or written consent of a majority in interest of all of the remaining Members;

     (v) upon written demand of the Members owning at least 66 2/3% of the Membership Interests, provided, however, that no demand for termination and dissolution may be made by the Members if such demand would cause a default of any mortgage obligation of the Company or a breach of any agreement to which the Company is a party, or if such demand would cause a breach of any Company obligation;

     (vi) upon the occurrence of an Event of Default, upon the unanimous election of the nondefaulting Members; or

     (vii) the occurrence of any event which makes it unlawful for the Company business to be continued or causes dissolution of the Company under the Act.

12.2 Final Accounting. Upon the termination of this Agreement and the dissolution of the Company, a full and general accounting of the Company's assets, liabilities, capital, income and expenses shall be taken by the Company's accountant and a copy of such accounting shall be provided to each Member within one hundred twenty (120) days after dissolution. The Managers shall designate a third-party who shall act as liquidating trustee, and who shall immediately proceed to wind up and terminate the business and affairs of the Company.

12.3 Liquidation and Distribution.

     (a) Upon the occurrence of a Liquidating Event, the affairs of the Company shall be wound up and its assets hereunder liquidated as promptly as is consistent with obtaining the greatest consideration for such assets and in a manner to minimize any losses resulting from liquidation. The proceeds shall be distributed in the order set forth below:

     First, to the payment of all matured debts, obligations and liabilities of the Company (other than any loans or advances that may have been made by the Members to the Company), including all costs of sale of the Premises, in the order of priority as provided by law;

     Second, to the creation of any reserve deemed reasonably necessary by the liquidating trustee to fund any unmatured or contingent liabilities of the Company, which reserve shall, after the passage of a reasonable period of time, be distributed in accordance with the provisions of this Section 12.3;

     Third, to the repayment of any loans made by any Member to the Company;

     Fourth, to the Members to the extent of their positive capital account balances; and

     Thereafter, to the Members in accordance with their Membership Interests.

     (b) The liquidating trustee shall be indemnified and held harmless by the Company from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the liquidating trustee's taking of any action authorized under or within the scope of this Article 12.

     (c) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the normal losses attendant upon a liquidation; provided, however, the liquidation of the assets of the Company, the payment of creditors and the distribution of Company assets to the Members shall be effected so as to comply with the timing requirements in the Regulations promulgated under Section 704(b) of the Code. Each of the Members shall be furnished with a statement prepared by the Company's accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. The Managers shall cause to be filed with the appropriate governmental or municipal office a Certificate of Cancellation of the Company.


                          ARTICLE 13 - REPRESENTATIONS

The Members each represent and warrant, for themselves where applicable to them or it, as follows:

     (a) each Member has full power and authority to enter into this Agreement and, in the case of the Managers, to perform all of their obligations hereunder, and has taken all action required by law or otherwise in connection with or as a condition precedent to the foregoing.

     (b) Neither the execution or delivery of this Agreement nor the consummation of the transactions herein contemplated will: (i) conflict with, result in a breach of, constitute (with or without the giving of notice or the passage of time or both) a default under or otherwise materially adversely affect any contract, agreement, instrument, license or undertaking to which any Member is a party or by which any Member or its or their properties or assets are or may be bound; or (ii) conflict with, violate or result in the breach of any law, regulation, order or rule of any governmental department, agency or instrumentality applicable to it, him or them.

                           ARTICLE 14 - MISCELLANEOUS

14.1 Notices. Except as otherwise expressly provided herein, all notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given:
(i) when delivered, if delivered by hand against receipt therefor, (ii) three
(3) days after being deposited in the United States mail, if mailed, by registered or certified mail, return receipt requested, postage prepaid, or (iii) upon transmission if by facsimile with a confirmation copy delivered on the second business day by recognized overnight courier, to each party's respective address set forth on the first page of this Agreement, with a copy given in like manner to Mandel and Resnik, P.C., 220 East 42nd Street, New York, New York 10017, Attention: Barry H. Mandel, Esq.

14.2 Further Assurances. The Members shall execute and deliver such further instruments as may be required to carry out or confirm the intent and purposes of this Agreement.

14.3 Captions. Article and section titles and captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

14.4 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context shall require.

14.5 Amendment. This Agreement may be amended only with the written approval of all of the Members; provided, however, that no such amendment may be made if such amendment would cause a default of any mortgage obligation of the Company or if such amendment would cause a breach of any agreement to which the Company is a party, or if any such amendment would cause a breach of any Company obligation.

14.6 Counterparts. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

14.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.8 Benefit. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

14.9 Waiver. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless so expressly stated in writing.

14.10 Stricken Words or Phrases. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated had never appeared in this Agreement.

14.11 Entire Agreement. This Agreement, including all other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings, if any, between or among the parties with respect to such subject matter.

14.12 Future Cooperation. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

In witness whereof, the parties hereto have executed this Agreement as of the 6th day of August, 1996.


                                         /s/ Nourollah Elghanayan
                                         ---------------------------------
                                         Nourollah Elghanayan


                                         /s/ Victoria Elghanayan
                                         ----------------------------------
                                         Victoria Elghanayan


                                         /s/ Jeffrey Elghanayan
                                         ----------------------------------
                                         Jeffrey Elghanayan


                                         /s/ Mehdi Gabayzadeh
                                         ----------------------------------
                                         Mehdi Gabayzadeh


                                         /s/ Mehdi Gabayzadeh
                                         ----------------------------------
                                         Mehdi Gabayzadeh, as trustee of
                                         the John Gabayzadeh Trust


                                         /s/ Mehdi Gabayzadeh
                                         ----------------------------------
                                         Mehdi Gabayzadeh, as trustee of
                                         the Diane Gabayzadeh Trust


                                         /s/ Mehdi Gabayzadeh
                                         ----------------------------------
                                         Mehdi Gabayzadeh, as trustee of
                                         the Deborah Gabayzadeh Trust

                                    EXHIBIT A

The name, date of admission, initial capital contribution and percentage interest of each of the Members ("Membership Interest") are as follows:


                                Date of       Initial Capital       Membership
Name                            Admission       Contribution         Interest
- ----                            ---------       ------------         --------


Nourollah Elghanayan            8/6/96                                  16.67%

Victoria
Elghanayan                      8/6/96                                  16.67%

Jeffrey Elghanayan              8/6/96                                  16.66%

Mehdi Gabayzadeh                8/6/96                                  26%

Mehdi Gabayzadeh                8/6/96                                  8%
and Joseph Neissany,
as trustees of the
John Gabayzadeh Trust

Mehdi Gabayzadeh                8/6/96                                  8%
and Joseph Neissany,
as trustees of the
Diane Gabayzadeh Trust

Mehdi Gabayzadeh                8/6/96                                  8%
and Joseph Neissany,
as trustees of the
Deborah Gabayzadeh Trust

                         AMENDED AND RESTATED EXHIBIT A

The name, date of admission and percentage interest of the Sole Member ("Membership Interest") is as follows:

                                    Date of          Membership
Name                                Admission         Interest
- ----                                ---------         --------

American Tissue Holdings Inc.       10/01/98            100%

                                AMENDMENT TO THE
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                       AMERICAN TISSUE MILLS OF NEENAH LLC


                                   ----------


The Limited Liability Company Operating Agreement of AMERICAN TISSUE MILLS OF NEENAH LLC (the "Company") is hereby amended to provide that the membership interests of the Company may be certificated and that each of such certificates is a "Security" governed by Article 8 of the Uniform Commercial Code of the State of New York.

In witness whereof, the sole member has executed this Amendment as of the 9th day of July, 1999.


                              American Tissue Inc.,
                              member


                              By:  Mehdi Gabayzadeh
                                   -----------------------------
                                   Mehdi Gabayzadeh, President

                                AMENDMENT TO THE
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                   AMERICAN TISSUE MILLS OF NEENAH COMPANY LLC


The Limited Liability Company Operating Agreement of American Tissue Mills of Neenah LLC Company LLC is hereby amended as follows (all capitalized terms not defined herein shall have the meanings set forth in the Operating Agreement):

     Section 6.9 is hereby deleted in its entirety and replaced with the following:

          "6.9 Officers. The Managers may designate one or more individuals as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Managers. Any officer may be removed by the Managers at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Managers. The Managers and Members hereby designate that the drawing, endorsing and making of all checks and other commercial paper of the Company, and the transaction of all business of the Company with its banks, shall be by Nourollah Elghanayan and Mehdi Gabayzadeh, signing jointly."

In witness whereof, the sole member has executed this Amendment as of the 31st day of August, 1999.



                                        American Tissue Inc.,
                                        member


                                        By: /s/ Mehdi Gabayzadeh
                                           -------------------------------------
                                           Mehdi Gabayzadeh, President